Exhibit 10.12

AMENDMENT TO FINANCIAL ADVISORY SERVICES AGREEMENT

THIS AMENDMENT TO FINANCIAL ADVISORY SERVICES AGREEMENT (“Amendment”) made and entered into this ______________________ (“Amendment Effective Date” herein), by and between EverAsia Financial Group, Inc., a Corporation formed under the laws of the State of Florida, USA (“Consultant” herein) and Vocodia Holdings Corporation., a Corporation formed under the laws of the State of Wyoming, (“Client” herein). Consultant and Client shall, at times, be referred to collectively as the “Parties”.

WHEREAS, the Parties entered into a FINANCIAL ADVISORY SERVICES AGREEMENT (“Agreement”) on or about November 2, 2023 under which Consultant has been providing accounting, financial and operational strategic Consultant and management services to Client (“Services”), AND;

WHEREAS, the Parties wish to Amend the Agreement and that such Amendment by and between the parties be set forth in writing.

NOW THEREFORE, in consideration of the mutual covenants, agreements, and terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

I.	Section VI (b) of the Agreement shall be removed and replaced in its entirety to read

a.	Client shall issue One Hundred and Twenty Thousand (120,000) Restricted Stock Units (“RSU’s”), or similar senior equity security available to be issued to employees and consultants. Shares shall ratably vest monthly over the Initial Term. For avoidance of doubt, beginning on the effective date, Ten Thousand (10,000) shares shall vest on the first day of each month during the Initial Term.

i.	In the event that Client completes an Initial Public Offering (“IPO”) of its stock resulting in the stock of Client being listed for trading on any stock exchange in the United States of America, including, but not limited to, the New York Stock Exchange (“NYSE”), Nasdaq Stock Exchange (“NASDAQ”), or Cboe Global Markets, (“CBOE”), One Hundred Percent (100%) of the then unvested RSU’s shall immediately vest upon the completion of the IPO.

ii.	In the event that this Agreement is Terminated Without Cause by Client pursuant to Section IV herein, One Hundred Percent (100%) of the then unvested RSU’s shall immediately vest.

iii.	In the event that this Agreement is Terminated For Cause pursuant to Section V herein, any remaining unvested RSU’s on the first day of the first month following such Termination for Cause shall expire and be returned to the Client.

IN WITNESS WHEREOF, the parties have set forth their hands in agreement on this the day and date first above written.

CONSULTANT		CLIENT

By:		By:
Scott J. Silverman
President and CEO